UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 28, 2018

__________________________________________________________________

CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

[ ]	Emerging growth company
[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On November 28, 2018, Celadon Group, Inc. (the “Company”) entered into a Twelfth Amendment to Amended and Restated Credit Agreement (the “Amendment”) by and among the Company, certain subsidiaries of the Company as guarantors, Bank of America, N.A., as lender and Administrative Agent, Wells Fargo Bank, N.A., and Citizens Bank, N.A., both as lenders, which amends the Company's existing Amended and Restated Credit Agreement dated December 12, 2014, among the same parties (as amended, the “Credit Agreement”).  Among other changes, the Amendment: (i) extends the maturity date of the Credit Agreement to June 28, 2019; (ii) changes the aggregate lender commitments and maximum amount of outstanding indebtedness under the Credit Agreement, including loans and letters of credit, to $238,240,000 as of November 28, 2018, $178,240,000 as of January 31, 2019, $128,240,000 as of February 28, 2019, and $93,240,000 as of March 31, 2019; (iii) changes the existing loan sub-limit to $203,240,000 as of November 28, 2018, $143,240,000 as of January 31, 2019, $93,240,000 as of February 28, 2019, and $58,240,000 as of March 31, 2019; (iv) requires the Company to certify to the lenders, on or before March 31, 2019, that the Company has executed one or more letters of intent and paid the necessary due diligence or similar upfront fees required thereunder in connection with a prospective transaction or transactions that would repay the Credit Agreement in full on or before the maturity date; (v) amends the asset coverage ratio financial covenant so that a ratio of 1.0 to 1.0 is required through the maturity of the Credit Agreement and increases the cap on the aggregate value of real property that can be included in the calculation of the ratio from $85.0 million to $93.0 million; (vi) amends the Fixed Charge Coverage Ratio financial covenant to be measured on a trailing twelve-month basis instead of a trailing six-month basis; (vii) amends the Lease-Adjusted Total Debt to EBITDAR Ratio, Fixed Charge Coverage Ratio, and Maximum Disbursements financial covenant levels to reflect the Company’s budget plus a customary cushion;  (viii) increases the interest rate on letters of credit to 8.0%, effective March 1, 2019; (ix) amends the letter of credit facility to permit the issuance of letters of credit with expiration dates of March 2, 2020 or earlier; (x) increases the amount of cash collateral required to secure letters of credit in the event of a full payoff of the Credit Agreement from 105% to 110%; and (xi) requires a fee (the “Twelfth Amendment Fee”) of 4.0% of the aggregate commitments, which is equal to $9,529,600, of which 40% is due and payable on April 1, 2019, 30% is due and payable May 1, 2019, and the remainder is due and payable on June 3, 2019.  If the Credit Agreement is repaid in full on or before January 31, 2019, 100% of the Twelfth Amendment Fee is forgiven, if the Credit Agreement is repaid in full on or before February 28, 2019, 87.5% of the Twelfth Amendment Fee is forgiven, and if the Credit Agreement is repaid in full on or before March 29, 2019, 75% of the Twelfth Amendment Fee is forgiven.

The description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is filed herewith as Exhibit 10.1.

Item 7.01	Regulation FD Disclosure.

On November 29, 2018, the Company issued a press release discussing the Amendment.  A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT
	NUMBER	EXHIBIT DESCRIPTION
	10.1	Twelfth Amendment to Amended and Restated Credit Agreement dated November 28, 2018.
	99.1	Press release dated November 29, 2018.

The information contained in Item 7.01 and Exhibit 99.1 of Item 9.01 of this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information contained in Item 7.01 and Exhibit 99.1 of this report contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases, including "expects," "expected," "will," "would," "could," "intends," "believes," "anticipates," "future," and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of the Company’s management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  In Exhibit 99.1, statements relating future refinancing or debt reduction transactions, among others, are forward-looking statements.   Actual results may differ from those set forth in the forward-looking statements.  Readers should review and consider factors that could impact results as provided in various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: December 4, 2018	By:	/s/ Thomas S. Albrecht
Thomas S. Albrecht Executive Vice President, Chief Financial Officer, and Chief Strategy Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
10.1	Twelfth Amendment to Amended and Restated Credit Agreement dated November 28, 2018.
99.1	Press release dated November 29, 2018.